UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF FLORIDA

Case No. 18-80106-Civ-Middlebrooks/Brannon

GLOBAL DIGITAL SOLUTIONS, INC.,

Plaintiff,

v.

GRUPO RONTAN ELECTRO
METLURGICA, S.A., et al.,

Defendants.

_________________________________________
/

PRETRIAL SCHEDULING ORDER
AND ORDER REFERRING CASE TO MEDIATION

THIS CAUSE is before the Court upon order of reference from the district court.

Pursuant to S.D. Fla. L. R. 16.1(b), the Court ORDERS the following:

1. Trial: This case is set for trial before U.S. District Judge Middlebrooks duringthe two-week trial period commencing October 1, 2018 at 9:00 a.m., with a status conference/calendar call set for September 26, 2018, at 1:15 p.m. This Court hereby advises the parties of the opportunity to consent to a specially set trial before a U.S. Magistrate Judge pursuant to 28 U.S.C. § 636(c). A fully executed consent form should be filed within 30 days from this Order’s date if the parties wish to consent to trial before a U.S. Magistrate Judge. A sample form is attached as Appendix A to this Scheduling Order.

2. Pretrial Discovery, Rule 26(f) Conference and Discovery Plan: Pretrial discovery shall be conducted in accordance with S.D. Fla. L.R. 16.1 and 26.1, and the Federal

Rules of Civil Procedure. The parties are directed to meet and confer pursuant to Federal Rule of Civil Procedure 26(f). The parties must consider the nature and basis of their claims and defenses and the possibilities for promptly settling or resolving the case; make or arrange for the disclosures required by Rule 26(a)(1); discuss any issues about preserving discoverable information; and develop a proposed discovery plan. The parties’ joint discovery plan must be filed by the deadline set forth in paragraph 10 this Order and include:

(1)
an estimated valuation of the case from the perspective of Plaintiff and Defendant;
(2)
the date for exchanging initial disclosures pursuant to Rule 26(a)(1);
(3)
the subjects on which discovery may be needed;
(4)
whether the Parties can agree to limit discovery on particular issues through stipulation;
(5)
what document discovery is needed;
(6)
whether discovery should be conducted in phases;
(7)
whether the Parties expect to have disclosure, discovery, or preservation of electronically stored information, and if so, explain:
(a)
the main information and documents sought;
(b)
the expected costs of e-discovery; and
(c)
whether alternatives to e-discovery are possible.
(8)
what individuals each side intends to depose;
(9)
any issues about claims of privilege or of protection as trial-preparation materials, including—if the parties agree on a procedure to assert these claims after production—whether to ask the court to include their agreement in an order under Federal Rule of Evidence 502;
(10)
what changes should be made in the limitations on discovery imposed by the Federal Rules of Civil Procedure or the Local Rules; and
(11)
whether early mediation or a settlement conference with a Magistrate Judge prior to the close of discovery would be helpful.

No pretrial conference shall be held in this action, unless the parties so request or the Court determines, sua sponte, that a pretrial conference is necessary. Should a pretrial conference be set, the deadlines set forth in this Order shall remain unaltered.

3. Pretrial Stipulation: Counsel must meet at least 45 days prior to the beginningof the trial calendar to confer on the preparation of a Joint Pretrial Stipulation. The Joint Pretrial

Stipulation shall be filed by the date set forth below and shall conform to S.D. Fla. L.R. 16.1(e). The Court will not accept unilateral pretrial stipulations, and will strike sua sponte any such submissions. Should any of the parties fail to cooperate in preparing the Joint Pretrial Stipulation, all other parties shall file a certification with the Court stating the circumstances. Upon receipt of such certification, the Court will issue an order requiring the non-cooperating party or parties to show cause why such party or parties (and their respective attorneys) should not be held in contempt for failure to comply with the Court’s order. The pretrial disclosures and objections required under Fed. R. Civ. P. 26(a)(3) should be served, but not filed with the Clerk’s Office, as the same information is required to be attached to the parties’ Joint Pretrial Stipulation.

4. Cases Tried Before A Jury: In cases tried before a jury, at least ONE WEEKprior to the beginning of the trial calendar, the parties shall submit A SINGLE JOINT SET of proposed jury instructions and verdict form, though the parties need not agree on the proposed language of each instruction or question on the verdict form. Where the parties do agree on a proposed instruction or question, that instruction or question shall be set forth in Times New Roman 14 point typeface. Instructions and questions proposed only by the plaintiff(s) to which the defendant(s) object shall be italicized. Instructions and questions proposed only by defendant(s) to which plaintiff(s) object shall be bold-faced. Each jury instruction shall be typed on a separate page and, except for Eleventh Circuit Pattern instructions clearly identified as such, must be supported by citations to authority. In preparing the requested jury instructions, the parties shall use as a guide the Pattern Jury Instructions for civil cases approved by the Eleventh Circuit, including the directions to counsel contained therein. A copy of the proposed jury

Instructions and verdict form shall be sent in Word or WordPerfect format to: middlebrooks@flsd.uscourts.gov.

5. Cases Tried Before The Court: In cases tried before the Court, at least ONE

WEEK prior to the beginning of the trial calendar, a copy of the proposed Findings of Fact and Conclusions of Law shall be sent in Word or WordPerfect format to: middlebrooks@flsd.uscourts.gov. Proposed Conclusions of Law must be supported by citations to authority.

6. Exhibits: All exhibits must be pre-marked. A typewritten exhibit list setting forth the number, or letter, and description of each exhibit must be submitted at the time of trial. The parties shall submit said exhibit list on Form AO 187, which is available from the Clerk’s office.

7. Motions to Continue Trial: A Motion to Continue Trial shall not stay the requirement for the filing of a Pretrial Stipulation and, unless an emergency situation arises, such Motion will not be considered unless it is filed at least 20 days before the date on which the trial calendar is scheduled to commence.

8. Pretrial Motions: Any party filing a pretrial motion shall submit a proposed order granting the motion.

9. Non-compliance With This Order: Non-compliance with any provision of this Order may subject the offending party to sanctions or dismissal. It is the duty of all counsel to enforce the timetable set forth herein in order to ensure an expeditious resolution of this cause.

10. Pretrial Schedule: The parties shall adhere to the following schedule, which shall not be modified absent compelling circumstances. Any motions to modify this schedule shall be directed to the attention of U.S. District Judge Donald M. Middlebrooks.

Within 14 days of first Defendant’s appearance
Discovery Plan shall be filed. See Fed. R. Civ. P. 26(f)(3).

March 21, 201
Joinder of Additional Parties and Amend Pleadings. April 2, 2018Any motions for class certification shall be filed.

April 16, 2018
Plaintiff shall provide opposing counsel with a written list with the names and addresses of all expert witnesses intended to be called at trial and only those expert witnesses listed shall be permitted to testify. Plaintiff shall also furnish opposing counsel with expert reports or summaries of its expert witnesses’ anticipated testimony in accordance with Fed. R. Civ. P. 26(a)(2). Within the 30 day period following this disclosure, Plaintiff shall make its experts available for deposition by Defendant. The experts’ deposition may be conducted without further Court order.

May 14, 2018
Defendant shall provide opposing counsel with a written list with the names and addresses of all expert witnesses intended to be called at trial and only those expert witnesses listed shall be permitted to testify. Defendant shall also furnish opposing counsel with expert reports or summaries of its expert witnesses’ anticipated testimony in accordance with Fed. R. Civ. P. 26(a)(2). Within the 30 day period following this disclosure, Defendant shall make its experts available for deposition by Plaintiff. The experts’ deposition may be conducted without further Court order.

Note:
The above provisions pertaining to expert witnesses do not apply to treating physicians, psychologists or other health providers.

June 11, 2018
Parties shall furnish opposing counsel with a written list containing the names and addresses of all witnesses intended to be called at trial and only those witnesses listed shall be permitted to testify.

June 25, 2018
All discovery shall be completed.

July 23, 2018
All Pretrial Motions, including summary judgment motions and Daubert motions, and motions in limine shall be filed.

September 4, 2018
Joint Pretrial Stipulation shall be filed. Designations of deposition testimony shall be made.

September 17, 2018
Objections to designations of deposition testimony shall be filed. Late designations shall not be admissible absent exigent circumstances.

September 24, 2018
Jury Instructions or Proposed Findings of Fact and Conclusions of Law shall be filed.

September 26, 2018
Status Conference/Calendar Call.

11.
Order of Referral to Mediation/Settlement Conference: Pursuant to Local Rule 16.2, this case is referred to mediation as follows:

a. All parties must complete mediation or a settlement conference at least 60 days before the scheduled trial date.

b. The parties may request a settlement conference before the undersigned Magistrate Judge in lieu of mediation with a certified mediator. Such conference will satisfy the requirement of court-ordered mediation, assuming good faith participation by the parties. To make the request, a designated party should contact Judge Brannon’s Chambers (561-803-3470) within 60 days of this Order’s date with proposed conference dates. Thereafter, an order will issue setting forth the date, time, place, and procedures for the settlement conference.

c. Otherwise, Plaintiff’s counsel, or other designated counsel, shall schedule a mediation conference. The parties are encouraged to avail themselves of the services of any mediator on the List of Certified Mediators, maintained in the office of the Clerk of the Court, but may select any other mediator. The parties shall agree upon a mediator and file a Notice of Mediator Selection within 14 days of Defendant’s appearance. If there is no agreement, lead counsel shall promptly file a Request for Clerk to Appoint Mediator. The Clerk of the Court

shall then designate, on a blind rotation basis, a mediator from the List of Certified Mediators. If the parties cannot mutually agree to a place, date, and time for the mediation, they may move the Court for an order dictating the place, date, and time.

d. The appearance of counsel and each party or representatives of each party with full authority to enter into a full and complete compromise and settlement is mandatory. If insurance is involved, an adjuster with authority to settle up to the policy limits or the most recent demand, whichever is lower, shall attend.

e. The Court may impose sanctions against parties or counsel who do not comply with the attendance or settlement authority requirements. The mediator shall report non- attendance and may recommend imposition of sanctions by the Court for non-attendance.

f. If the parties elect to proceed to mediation but no complete settlement is reached, they may move for a settlement conference before the undersigned later in the proceedings.

12. Settlement: If the case is settled, counsel shall promptly inform the Court by calling the chambers of U.S. District Judge Donald M. Middlebrooks at (561) 514-3720 and, within 10 days of notification of settlement to the Court, submit an appropriate Motion and proposed order for dismissal, pursuant to Federal Rule of Civil Procedure 41(a). The parties shall attend all hearings and abide by all time requirements unless and until an order of dismissal is filed.

DONE AND ORDERED in Chambers at West Palm Beach in the Southern District of Florida, this 5th day of February, 2018.

DAVE LEE BRANNON
U.S. MAGISTRATE JUDGE

APPENDIX A

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF FLORIDA

NOTICE OF RIGHT TO CONSENT TO DISPOSITION OF A CIVIL CASE BY A U.S. MAGISTRATE JUDGE

Counsel shall review this notice with their client(s) before executing their notice of consent to trial before a U.S. Magistrate Judge.

Under 28 U.S.C. ∍636(c), a U.S. Magistrate Judge may, upon the consent of all the parties in a civil case, conduct all proceedings, including a trial and all post-judgment proceedings. A consent form is attached and is also available from the Clerk of the Court.

You have a right to trial by a U.S. District Judge. Your decision to consent to the referral of your case to a U.S. Magistrate Judge for disposition is entirely voluntary on your part; your lawyer cannot make this decision for you. You may, without adverse substantive consequences, withhold your consent, but this will prevent the Court’s jurisdiction from being exercised by a Magistrate Judge. If any party withholds consent, the identity of the parties consenting or withholding consent will not be communicated to any Magistrate Judge or to the District Judge to whom the case has been assigned.

Parties cannot withdraw their consent once given, although a District Judge may vacate a referral upon a showing of extraordinary circumstances by a party. An appeal from a judgment entered by a Magistrate Judge shall be taken directly to the U.S. Court of Appeals for this judicial circuit in the same manner as an appeal from any other judgment of this District Court.

UNITED STATES DISTRICT OF FLORIDA SOUTHERN DISTRICT OF FLORIDA

Case No. [
]-Civ-Middlebrooks/Brannon

[                                                                          ],

Plaintiff(s),

v.

[                                                                         ],

Defendant(s).
____________________________________ /

NOTICE OF CONSENT TO EXERCISE OF JURISDICTION BY A U.S. MAGISTRATE JUDGE

In accordance with the provisions of 28 U.S.C. ∍  636(c) and Federal Rule of Civil Procedure 73, the parties in this case consent to have a U.S. Magistrate Judge conduct any and all proceedings in this case, the Parties consent to the exercise of jurisdiction by the Magistrate Judge over all further proceedings in this case, including trial and all post-judgment proceedings.

Party	Signatures	Date